SUPPLEMENTAL AGREEMENT TO THE AMENDED AND RESTATED AGENCY AGREEMENT

relating to

BANK OF AMERICA CORPORATION

U.S. $65,000,000,000
Euro Medium-Term Note Program

among

BANK OF AMERICA CORPORATION
as Issuer

and

BANK OF AMERICA, N.A.
as Principal Agent

and

MERRILL LYNCH INTERNATIONAL BANK LIMITED
as Transfer Agent and Registrar

DATED AS OF MARCH 15, 2012

CityPoint, One Ropemaker Street | London EC2Y 9AW
Tel: +44 20 7920 4000 | Fax: +44 20 7496 8500

THIS SUPPLEMENTAL AGREEMENT TO THE AMENDED AND RESTATED AGENCY AGREEMENT dated as of March 15, 2012 (the “Agreement”) among:

(i)	Bank of America Corporation, a Delaware corporation (the “Issuer”);

(ii)	Bank of America, N.A. (operating through its London Branch) (the “Principal Agent”); and

(iii)	Merrill Lynch International Bank Limited (the “Transfer Agent” and the “Registrar”, together with the Principal Agent, the “Agents”, and each of them individually, an “Agent”).

WHEREAS, the Issuer and the Agents originally entered into an Amended and Restated Agency Agreement dated July 22, 2010, as amended and supplemented by the Supplemental Agreement to the Amended and Restated Agency Agreement dated July 22, 2011 (the “First Supplemental Agreement”) (as so amended and supplemented, the “Original Agreement”), in connection with the issuance and offering of the Notes;
WHEREAS, the Issuer and the Agents wish to amend the Original Agreement in accordance with the terms of this Agreement, with respect to the Notes to be issued by the Issuer on and after the date hereof; and
WHEREAS, the existing Notes issued on or after July 22, 2011 and prior to the date hereof will continue to be governed by the terms of the Original Agreement.
NOW, THEREFORE, it is agreed as follows:
1.    Definitions and Interpretation
Terms and expressions defined or specifically interpreted in the Original Agreement and not otherwise defined or specifically interpreted in this Agreement shall have the same meanings or interpretations in this Agreement, except where the context requires otherwise.
2.    Amendment of the Original Agreement
The Original Agreement shall be amended as follows:

(a)	Clause 5(1)(a) of the Original Agreement shall be deleted and replaced by the following:

“to prepare a Bearer Temporary Global Note in accordance with such Confirmation by attaching a copy of the applicable Final Terms to a copy of the master Bearer Temporary Global Note and authenticate (or cause to be authenticated) such Bearer Temporary Global Note or, in the case of Registered Notes, to notify the Registrar of all relevant information, whereupon the Registrar shall prepare a Registered Global Certificate by completing the relevant details (including referencing the aggregate nominal amount set forth in the applicable Final Terms to be attached thereto) on the face of a copy of the master Registered Global Certificate and attaching a copy of the applicable Final Terms thereto (unless the Principal Agent is to do so in its capacity as agent for the Registrar), authenticate (or cause to be authenticated) such Registered Global Certificate and deliver it to the Principal Agent no later than the time specified by the Principal Agent (which shall be no earlier than one Business Day after receipt by the Registrar of such instructions).”

(b)	Clause 5(2) of the Original Agreement shall be deleted and replaced by the following:

“Each of the Principal Agent and the Registrar shall only be required to perform their respective obligations under sub-clause (1) relating to Bearer Notes or Registered Notes if it holds, as applicable:

(a)
a master Bearer Temporary Global Note, duly executed by a person or persons authorized to execute the same on behalf of the Issuer, which may be used by the Principal Agent for the purpose of preparing Bearer Temporary Global Notes in accordance with Clause 5(1)(a);

(b)
a master Bearer Permanent Global Note, duly executed by a person or persons authorized to execute the same on behalf of the Issuer, which may be used by the Principal Agent for the purpose of preparing Bearer Permanent Global Notes in accordance with Clause 6 below; and

(c)
a master Registered Global Certificate, duly executed by a person or persons authorized to execute the same on behalf of the Issuer, which may be used by the Principal Agent or the Registrar for the purpose of preparing Registered Global Certificates in accordance with Clause 5(1)(a).”

(c)	The words “or alternative clearing system” shall be added after the word “Clearstream, Luxembourg” in the third line of Clause 7(2).

(d)	The form of Registered Global Certificates, as set out in Exhibit A of this Agreement, shall replace that set out in Schedule 4 to the Original Agreement.

All other provisions in the Original Agreement shall remain in full force and effect.
For the avoidance of doubt, the Original Agreement shall continue in full force and effect for the existing Notes issued on or after July 22, 2011 but prior to the date of this Agreement and this Agreement shall not affect such Notes. Any Notes issued on or after the date of this Agreement shall be issued pursuant to the Original Agreement as supplemented by this Agreement.
3.    Governing Law and Jurisdiction
This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.
The Issuer hereby submits to the non-exclusive jurisdiction of any United States federal court sitting in the Borough of Manhattan, New York City, solely for the purpose of any legal action or proceeding brought to enforce its obligations hereunder. As long as any Note or Coupon remains outstanding, the Issuer shall have either an authorized agent or maintain an office in New York City upon whom process may be served in any such legal action or proceeding. Service of process upon the Issuer at its office or upon its agent with written notice of such service mailed or delivered to the Issuer shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon such Offeror in any such legal action or proceeding. The Issuer hereby continues the appointment of CT Corporation System, presently situated at 111 Eighth Avenue, 13th Floor, New York, New York 10011, U.S.A., as its agent for such purposes and covenants and agrees that service of process in any legal action or proceeding may be made upon it at its office, or upon its agent if any such agent is appointed, in New York City.
4.    Counterparts
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any party may enter into this Agreement by signing any such counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective corporate names by their respective officers thereunto duly authorized as of the date and year first above written.

BANK OF AMERICA CORPORATION
as Issuer

By:	/s/ Angela C. Jones
Name: Angela C. Jones
Title: Senior Vice President

BANK OF AMERICA, N.A.
as Principal Agent

By:	/s/ Chad Burge
Name: Chad Burge
Title: VP
By:	/s/ Michael Leong
Name: Michael Leong
Title: AVP

MERRILL LYNCH INTERNATIONAL BANK LIMITED
as Transfer Agent and Registrar

By:	/s/ Sheila McGowan
Name: Sheila McGowan
Title:

By:	/s/ Michael Culherny
Name: Michael Culherny
Title:

EXHIBIT 1
Schedule 4 to
Agency Agreement
FORM OF REGISTERED GLOBAL CERTIFICATE

THIS REGISTERED GLOBAL CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THE NOTES REPRESENTED BY THIS REGISTERED GLOBAL CERTIFICATE NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS, AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, UNLESS THE NOTES REPRESENTED BY THIS REGISTERED GLOBAL CERTIFICATE ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

NEITHER THIS REGISTERED GLOBAL CERTIFICATE NOR THE NOTES REPRESENTED HEREBY IS A SAVINGS ACCOUNT OR A DEPOSIT, IS AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION AND IS NOT INSURED BY THE U.S. FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE NOTES REPRESENTED BY THIS REGISTERED GLOBAL CERTIFICATE ARE NOT OBLIGATIONS OF OR GUARANTEED BY BANK OF AMERICA, N.A. OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION.

BANK OF AMERICA CORPORATION

Name and Address of Registered Holder    (Select by ticking the appropriate box below)

Bank of America GSS Nominees Ltd    ☐
Bank of America Merrill Lynch
L10, 5 Canada Square
London, E14 5AQ

Euroclear Nominees Limited    ☐
2 Lambs Passage
London EC1Y 8BB
United Kingdom

Nominal amount of Notes
Represented by this Registered Global Certificate: See attached Final Terms

This Registered Global Certificate (“Registered Global Certificate”) is issued in respect of the nominal amount of the Notes (the “Notes”) of the Tranche and Series specified in the Final Terms attached hereto of Bank of America Corporation, a Delaware corporation (the “Issuer”). This Registered Global Certificate certifies that the Registered Holder (as specified above) is registered as the holder of such nominal amount of the Notes at the date hereof.

Interpretation and Definitions

References in this Registered Global Certificate to the “Terms and Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedules 6-1 and 6-2 to the Amended and Restated Agency Agreement dated July 22, 2010 (as amended, restated and/or supplemented from time to time, the “Agency Agreement”), among the Issuer, Bank of America, N.A. (operating through its London Branch), as Principal Agent, and Merrill Lynch International Bank Limited, as Transfer Agent and Registrar in respect of Registered Notes, as such form is supplemented and/or modified and/or superseded by the provisions of this Registered Global Certificate (including the supplemental definitions and any modifications or additions set out in the Final Terms attached hereto), which in the event of any conflict shall prevail). Other capitalized terms used in this Registered Global Certificate shall have the meanings given to them in the Terms and Conditions or the Agency Agreement.

Promise to Pay

The Issuer, for value received, promises to pay to the Registered Holder of the Notes represented by this Registered Global Certificate upon presentation and (when no further payment is due in respect of the Notes represented by this Registered Global Certificate) surrender of this Registered Global Certificate on the Maturity Date (or on such earlier date specified in the Terms and Conditions) the amount payable upon redemption as specified in the Terms and Conditions and any interest in respect of such Notes from the Interest Commencement Date at the rates, in the amounts and on the dates for payment as specified in the Terms and Conditions, together with such other sums and additional amounts (if any) as may be payable under the Terms and Conditions, in accordance with the Terms and Conditions.

For purposes of this Registered Global Certificate, (a) the holder of the Notes represented by this Registered Global Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this Registered Global Certificate, (c) this Registered Global Certificate is evidence of entitlement only, (d) title to the Notes represented by this Registered Global Certificate passes only on due registration on the Register, and (e) only the Registered Holder of the Notes represented by this Registered Global Certificate is entitled to payments in respect of the Notes represented by this Registered Global Certificate. The Register will be conclusive as to the issue outstanding amount.

Exchanges of Notes Represented by Registered Global Certificates for Registered Definitive Certificates
Interests in the Notes represented by this Registered Global Certificate will be exchangeable for the Notes represented by Registered Definitive Certificates only:

1.
if the Notes represented by this Registered Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg or any alternative clearing system and if the Issuer is notified that any such clearing system has been closed for business for a continuous period of 14 calendar days after the issuance of the Registered Global Note (other than by reason of holidays, statutory requirement or otherwise) or has announced an intention permanently to cease business or has in fact done so and no alternative clearing system approved by the Noteholders is available; or

2.	if an Event of Default (as defined in the Terms and Conditions) occurs and is continuing; or

3.	if the Issuer, after notice to the Principal Agent, determines to issue the Registered Notes in definitive form.

In the case of an exchange of the Notes represented by a Registered Global Certificate for the Notes represented by one or more Registered Definitive Certificates, the Registrar will reflect any such exchange on the Register and one or more new Registered Definitive Certificates will be issued to the designated transferee or transferees.

Transfers and Partial Redemption of Notes
As provided in the Agency Agreement and subject to the limitations set forth therein, the transfer of the Notes represented by this Registered Global Certificate is registrable in the Register maintained by the Registrar upon surrender (at the specified office of the Registrar or the Transfer Agent) of this Registered Global Certificate for registration of transfer, together with the form of transfer endorsed on this Registered Global Certificate duly completed and executed by the person shown as the Registered Holder on the Register, or its attorney duly authorized in writing, and such other evidence as the Registrar or Transfer Agent may reasonably require. In the case of the transfer of all of the Notes represented by this Registered Global Certificate, the Registrar will reflect any such transfer on the Register and cancel this Registered Global Certificate; and one new Registered Global Certificate will be issued to the designated transferee. In the case of the exercise of the Issuer's or a holder's option in respect of, or partial redemption of, the Notes represented by this Registered Global Certificate, the Registrar will make such entries in the Register to reflect the exercise of such option and the balance of the holding not redeemed.

Exchange or Transfer Free of Charge
Any exchange or transfer of the Notes on registration, transfer, partial redemption, or exercise of an option shall be effected without charge by or on behalf of the Issuer, the Registrar, or the Transfer Agent, but upon payment by the Registered Holder of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the Transfer Agent may require).

Governing Law
This Registered Global Certificate and the Notes represented hereby shall be governed by and construed in accordance with the laws of the State of New York, United States of America without regard to principles of conflicts of laws.

This Registered Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar, and, if applicable, effectuated by the common safekeeper.

IN WITNESS WHEREOF the Issuer has caused this Registered Global Certificate to be signed on its behalf.

BANK OF AMERICA CORPORATION

By:
Name:
Title:

Certificate of Authentication

This Registered Global Certificate is authenticated without recourse, warranty or liability by or on behalf of the Registrar.

MERRILL LYNCH INTERNATIONAL BANK LIMITED
as Registrar

By:
Name:
Title:
Authorized Signatory
For the purposes of authentication only

CERTIFICATE OF EFFECTUATION

This Registered Global Certificate is effectuated by or on behalf of the common safekeeper.

EUROCLEAR BANK S.A./N.V
as common safekeeper

By:    _____________________
Authorized Signatory
For the purposes of effectuation only

EXHIBIT 2

FORM OF TRANSFER
BANK OF AMERICA CORPORATION

To:    Merrill Lynch International Bank Limited
Dublin Road
Carrick on Shannon
Ireland

For the attention of: []
Fax number: []

FOR VALUE RECEIVED
(Please print or type name and address (including postal code) of Transferor)

Registration name:

Address:

Contact Name:

Telephone number:

Hereby sell(s), assign(s) and transfer(s) to:
(Please print or type name and address (including postal code) and account details of transferee)

Registration name:

Address:

Contact Name:

Telephone number:

Bank Account Details:

[ ] Notes and all rights in respect thereof, hereby irrevocably constituting and appointing the Registrar as attorney to transfer such principal amount of the Notes in the Register maintained by the Registrar with full power of substitution.

Signature(s)

Date:

N.B.

1.
This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Terms and Conditions of the Notes and the Amended and Restated Agency Agreement dated July 22, 2010, (as amended, restated and/or supplemented from time to time) among Bank of America Corporation, as Issuer, Bank of America, N.A. (operating through its London Branch), as Principal Agent and Merrill Lynch International Bank Limited, as Transfer Agent and Registrar in respect of Registered Notes, must be executed under the hand of the Transferor or, if the Transferor is a corporation, under the hand of two of its officers duly authorized in writing and, in such latter case, the document so authorizing such officers must be delivered with this form of transfer.

2.	In each case, the signature(s) must be supported by such evidence as the Transfer Agent or the Registrar may reasonably require.

3.
The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this form of transfer in every particular, without alteration or enlargement or any change whatever.